As filed with the Securities and Exchange Commission on April 30, 2020 Registration No. 333-174110

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

M.D.C. HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	84-0622967
(State of Incorporation)	(I.R.S. Employer Identification No.)

4350 South Monaco Street, Suite 500

Denver, Colorado 80237

(Address of Principal Executive Offices)

M.D.C. Holdings, Inc. 2011 Equity Incentive Plan

M.D.C. Holdings, Inc. 2020 Equity Plan for Non-Employee Directors

(formerly known as the 2011 Stock Option Plan for Non-Employee Directors)

(Full Title of the Plan)

Joseph H. Fretz, Esq.

Secretary and Corporate Counsel

M.D.C. Holdings, Inc.

4350 South Monaco Street, Suite 500

Denver, Colorado 80237

(303) 773-1100

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Garth B. Jensen, Esq.

Sherman & Howard L.L.C.

633 Seventeenth Street, Suite 3000

Denver, CO 80202

(303) 297-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definition of “large accelerated filer”, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The Registration Statement on Form S-8 (Registration No. 333-174110) (the “Registration Statement”) of M.D.C. Holdings, Inc., a Delaware corporation (“MDC”), pertaining to the registration of 1,600,000 shares of common stock, par value $0.01 per share, of MDC (“Common Stock”) pursuant to the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan and 1,000,000 shares of Common Stock pursuant to the M.D.C. Holdings, Inc. 2011 Stock Option Plan for Non-Employee Directors (the “Director Plan”), to which this Post-Effective Amendment No. 1 relates, was originally filed with the Securities and Exchange Commission on May 11, 2011.

On April 20, 2020, MDC’s shareholders approved an amendment and restatement of the Director Plan, pursuant to which, among other changes, the Director Plan was renamed the M.D.C. Holdings, Inc. 2020 Equity Plan for Non-Employee Directors. No additional shares of Common Stock were authorized for issuance under the Director Plan beyond those shares of Common Stock registered in the Registration Statement and MDC’s registration statement on Form S-8 (Registration No. 333-203864). This Post-Effective Amendment No. 1 is being filed to update the amended name of the Director Plan, as set forth on the front cover.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The contents of the Registration Statement pertaining to the Director Plan filed with the Securities and Exchange Commission (the “Commission”) on Form S-8 on May 10, 2011 (File No. 333-147110), together with the subsequent registration of additional shares filed with the Commission on Form S-8 on May 5, 2015 (File No. 333-203864), are all incorporated by reference into this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of MDC’s Registration Statement on Form S-8 (Registration No. 333-174110))

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on the 30th day of April, 2020.

M.D.C. HOLDINGS, INC.

By:	/s/ Michael Touff
Michael Touff
Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Directors and	April 30, 2020
Larry A. Mizel	Chief Executive Officer (Principal Executive Officer)

*	Director, President and Chief Operating Officer	April 30, 2020
David D. Mandarich

/s/ Robert N. Martin	Senior Vice President, Chief Financial Officer	April 30, 2020
Robert N. Martin	and Principal Accounting Officer (Principal Financial and Accounting Officer)

Director
Raymond T. Baker

*	Director	April 30, 2020
Michael A. Berman

*	Director	April 30, 2020
David E. Blackford

*	Director	April 30, 2020
Herbert T. Buchwald

Director
Leslie B. Fox

Director
Courtney L. Mizel

Director
Paris G. Reece III

*	Director	April 30, 2020
David Siegel

* By: /s/ Joseph H. Fretz

Joseph H. Fretz, Attorney in fact

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